UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2007

Modtech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 26, 2007, The Laurus Master Fund, LTD. (the "Purchaser") converted the remaining $1,465,700 principal balance of the convertible note issued to the Purchaser by Modtech Holdings, Inc. (the "Company") into 410,560 shares of the Company's common stock (the "Shares") at a conversion price of $3.57 per share. The convertible note was issued by the Company to the Purchaser on October 31, 2006 in the original principal amount of $5 million. The Company did not receive any proceeds from the issuance of the Shares and the convertible note is no longer outstanding.

The issuance of the Shares was made in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D of the Securities Act of 1933. The offer and sale of the securities was conducted without general solicitation or advertising and made only to a single "accredited investor" under Rule 501 of Regulation D. The Shares issued will be registered for resale under the Securities Act of 1933 pursuant to the Amended and Restated Registration Rights Agreement between the Company and the Purchaser entered into on December 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2007
Modtech Holdings, Inc.

	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer